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                             [HAWTHORNE LOGO]

                     HAWTHORNE FINANCIAL CORPORATION



                               IMPORTANT
               ANNUAL MEETING ADJOURNED TO JUNE 12, 1995


Dear Stockholder:

     The Annual Meeting of Stockholders of Hawthorne Financial Corporation, which was convened on May 22, 1995, has been adjourned to Monday, June 12, 1995 at 10:00 am at the Radisson Plaza Hotel in Manhattan Beach, California. The meeting was adjourned in order to provide stockholders with additional time to vote their shares.

     The overwhelming majority of votes received to date have been in favor of all of the proposals. However, the favorable vote of a majority of all shares eligible to vote is necessary in order to approve an amendment to the Company's Certificate of Incorporation, such as that set forth in Proposal Number 2 described in the enclosed proxy statement. Our records indicate that we have not yet received your proxy. Regardless of the number of shares you own, it is important that they are represented and voted at the reconvened meeting. If a broker holds shares for you, it is necessary for you to submit instructions to your broker in order for the vote to be counted.

     FOR THE REASONS SET FORTH IN THE ENCLOSED PROXY STATEMENT, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION (PROPOSAL NUMBER 2).

    Please take a few moments to complete and sign the enclosed duplicate proxy card and return it in the enclosed postage-paid envelope. All votes must be received no later than the day of the reconvened meeting. Thank you for your cooperation in this matter.

                              Sincerely,
                              /s/ Scott A. Braly
                              Scott A. Braly
                              President and C.E.O.


IMPORTANT: If you have any questions or need any assistance in voting your shares or instructing your broker to do so, please telephone Tom Long, D.F. King & Co., at (800)290-6432.


                   [Hawthorne Financial Corporation Letterhead]